Exhibit 99.1
News Release

Contact:	James Gherardi Corporate Communications 312-394-7417 Andrew Plenge Investor Relations 312-394-2345
EXELON REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS AND INITIATES 2024 FINANCIAL OUTLOOK
Earnings Release Highlights
•GAAP Net Income of $0.62 per share and Adjusted (non-GAAP) Operating Earnings of $0.60 per share for the fourth quarter of 2023
•Introducing 2024 Adjusted (non-GAAP) Operating Earnings guidance range of $2.40-$2.50 per share
•Declaring quarterly dividend of $0.38 per share for the first quarter of 2024, representing 5.6% growth over 2023 fourth quarter dividend of $0.36 per share
•Projecting to invest $35 billion of capital expenditures over the next four years to meet customer needs, resulting in expected rate base growth of 7.5% and operating EPS compounded annual growth of 5-7% from 2023 to 2027
•Updating 4-year financing plan to include $1.3 billion of additional equity to fund approximately 40% of $3.2 billion of incremental capital expenditures in line with a balanced funding strategy
•ComEd and PHI ended the year with best-on-record performances in both outage frequency and duration, and all gas utilities sustained top decile performance in gas odor response for the fourth straight quarter
•A settlement was approved in November by the New Jersey Board of Public Utilities (NJBPU) in Atlantic City Electric’s base rate case
•Orders in ComEd’s Multi-Year Rate Plan (“MRP”) and Multi-Year Grid Plan as well as BGE’s multi-year plan were received in December

CHICAGO (Feb. 21, 2024) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the fourth quarter and full year 2023.

“Exelon had another strong year in 2023, both financially and operationally,” said President and CEO Calvin Butler. “We delivered in the top half of our guidance range, achieved best-on-record operational performance at multiple utilities, and advocated for a more affordable and equitable energy transformation for our customers. We successfully competed for nearly $200 million in project grants benefiting our customers, supported by the Infrastructure and Investment Jobs Act. In 2024, we will continue to innovate and partner with regulators and stakeholders across Exelon’s jurisdictions to support our shared energy and environmental goals, while demonstrating the power of impact for our customers and communities.”
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“We delivered strong financial results for the second year in a row, despite the historically mild weather impacting our non-decoupled jurisdictions,” said Exelon Chief Financial Officer Jeanne Jones. “For the full year 2023, we earned $2.34 per share on a GAAP basis and $2.38 per share on a non-GAAP basis, results that are at the top end of our narrowed guidance range. Over the next four years, Exelon will invest $35 billion to serve our customers, resulting in 7.5% rate base growth and an expected annualized earnings growth rate of 5% to 7% through 2027, off the midpoint of our 2023 guidance, with an expectation of being at midpoint or better in that range. We expect adjusted (non-GAAP) earnings for 2024 of $2.40 to $2.50 per share, driven by continued investment in our jurisdictions’ energy transformations and doing so as affordably and efficiently as possible.”
Fourth Quarter 2023
Exelon's GAAP Net Income from Continuing Operations for the fourth quarter of 2023 increased to $0.62 per share from $0.43 per share in the fourth quarter of 2022. Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2023 increased to $0.60 per share from $0.43 per share in the fourth quarter of 2022. For the reconciliations of GAAP Net Income from Continuing Operations to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 4.
GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2023 primarily reflect:
•Higher utility earnings primarily due to favorable impacts of the multi-year plans including the recognition of the reconciliation in 2023 at BGE. In addition, there were higher electric distribution earnings from higher allowed electric distribution ROE due to an increase in treasury rates at ComEd and favorable impacts of rate increases at PECO and PHI. This was partially offset by higher contracting costs and interest expense at PHI.
•Higher costs at the Exelon holding company primarily due to higher interest expense and realized losses on hedging activity.

Full Year 2023

Exelon's GAAP Net Income from Continuing Operations for 2023 increased to $2.34 per share from $2.08 per share in 2022. Adjusted (non-GAAP) Operating Earnings for 2023 increased to $2.38 per share from $2.27 per share in 2022.

GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings for the full year 2023 primarily reflect:
•Higher utility earnings primarily due to higher electric distribution and transmission earnings from higher allowed ROE due to an increase in treasury rates and higher rate base at ComEd and favorable impacts of rate increases at PECO, BGE, and PHI. In addition, at BGE, there were favorable impacts of the multi-year plans including the recognition of the reconciliation in 2023 and favorable carrying costs related to the carbon mitigation credit (CMC) regulatory asset at ComEd. This was partially offset by unfavorable weather at PECO and PHI, higher depreciation expense and interest expense at PECO, BGE and PHI, higher contracting costs at PHI, and higher storm costs at PECO and BGE.
•Higher costs at the Exelon holding company primarily due to higher interest expense and realized losses on hedging activity. This was partially offset by certain BSC costs that were historically allocated to Constellation Energy Generation, LLC (Generation) but are presented as part of continuing operations in Exelon’s results in 2022 as these costs do not qualify as expenses of the discontinued operations per the accounting rules.

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Operating Company Results1

ComEd
ComEd's fourth quarter of 2023 GAAP Net Income increased to $268 million from $211 million in the fourth quarter of 2022. ComEd's Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2023 increased to $269 million from $211 million in the fourth quarter of 2022, primarily due to increases in electric distribution formula rate earnings (reflecting higher allowed electric distribution ROE due to an increase in treasury rates). Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s fourth quarter of 2023 GAAP Net Income increased to $153 million from $102 million in the fourth quarter of 2022. PECO's Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2023 increased to $154 million from $102 million in the fourth quarter of 2022, primarily due to distribution rate increases and favorable impacts from lower storm costs.
BGE
BGE’s fourth quarter of 2023 GAAP Net Income increased to $199 million from $113 million in the fourth quarter of 2022. BGE's Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2023 increased to $199 million from $114 million in the fourth quarter of 2022, primarily due to favorable impacts of the multi-year plans including the recognition of the reconciliation in 2023. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s fourth quarter of 2023 GAAP Net Income increased to $101 million from $90 million in the fourth quarter of 2022. PHI’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2023 increased to $102 million from $90 million in the fourth quarter of 2022, primarily due to distribution and transmission rate increases and timing of excess deferred tax amortization, partially offset by increases in contracting costs and interest expense. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not affected by actual weather or customer usage patterns.
Initiates Annual Guidance for 2024
Exelon introduced a guidance range for 2024 Adjusted (non-GAAP) Operating Earnings of $2.40-$2.50 per share. There are no adjustments between 2024 projected GAAP Earnings and Adjusted (non-GAAP) Operating Earnings currently.
___________
1Exelon’s four business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; and PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.

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Recent Developments and Fourth Quarter Highlights
•Dividend: On February 21, 2024, Exelon’s Board of Directors declared a regular quarterly dividend of $0.38 per share on Exelon’s common stock for the first quarter of 2024. The dividend is payable on Friday, March 15, 2024, to shareholders of record of Exelon as of 5 p.m. Eastern time on Monday, March 4, 2024.
•Rate Case Developments:
◦ComEd Multi-Year Rate Plan: On December 14, 2023, the Illinois Commerce Commission (ICC) issued a final order on ComEd's MRP for 2024-2027. The ICC approved total requested revenue requirement increases of $451 million effective January 1, 2024, $14 million effective January 1, 2025, $6 million effective January 1, 2026, and $30 million effective January 1, 2027, based on an ROE of 8.905%, and an equity ratio of 50%.
◦BGE Electric and Gas Multi-Year Plan: On December 14, 2023, the Maryland Public Service Commission (MDPSC) issued an order on BGE's multi-year plans. The MDPSC order provides for an electric rate increase of approximately $41 million, $113 million, and $25 million in 2024, 2025, and 2026, respectively, based on an ROE of 9.50%. Additionally, the MDPSC order provides for a natural gas rate increase of approximately $126 million, $62 million, and $41 million in 2024, 2025, and 2026, respectively, based on an ROE of 9.45%.
◦ACE Electric Base Rate Case: On November 17, 2023, the NJBPU approved an increase in ACE's annual electric distribution base rates of $45 million (before New Jersey sales and use tax), reflecting an ROE of 9.60%. The order approved incremental increases in ACE's electric distribution base rates of $36 million and $9 million effective December 1, 2023 and February 1, 2024, respectively.
•Financing Activities: On November 8, 2023, DPL issued $340 million, $75 million, and $110 million of First Mortgage Bonds, 5.45%, 5.55%, and 5.72% Series, due November 8, 2033, November 8, 2038, and November 8, 2053, respectively. DPL used the proceeds to repay existing indebtedness and for general corporate purposes.
GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2023 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2023 GAAP Net Income from Continuing Operations	$0.62	$617	$268	$153	$199	$101
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $6)	(0.02)	(17)	—	—	—	—
Separation Costs (net of taxes of $1, $1, $0, $0, and $0, respectively)	—	3	1	1	1	1
2023 Adjusted (non-GAAP) Operating Earnings	$0.60	$603	$269	$154	$199	$102

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Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2022 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2022 GAAP Net Income from Continuing Operations	$0.43	$432	$211	$102	$113	$90
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	4	—	—	—	—
Asset Impairments (net of taxes of $0)	—	1	—	—	1	—
Separation Costs (net of taxes of $0)	—	(1)	—	—	—	—
Income Tax-Related Adjustments (entire amount represents tax expense)	(0.01)	(8)	—	—	—	—
2022 Adjusted (non-GAAP) Operating Earnings	$0.43	$428	$211	$102	$114	$90

Adjusted (non-GAAP) Operating Earnings for the full year of 2023 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2023 GAAP Net Income from Continuing Operations	$2.34	$2,328	$1,090	$563	$485	$590
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	(4)	—	—	—	—
Change in Environmental Liabilities (net of taxes of $8)	0.03	29	—	—	—	29
Asset Retirement Obligations (net of taxes of $1)	—	(1)	—	—	—	(1)
SEC Matter Loss Contingency (net of taxes of $0)	0.05	46	—	—	—	—
Separation Costs (net of taxes of $7, $3, $1, $1, and $2, respectively)	0.02	22	8	4	4	6
Change in FERC Audit Liability (net of taxes of $4)	0.01	11	11	—	—	—
Income Tax-Related Adjustments (entire amount represents tax expense)	(0.05)	(54)	—	—	—	—
2023 Adjusted (non-GAAP) Operating Earnings	$2.38	$2,377	$1,108	$566	$489	$624

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Adjusted (non-GAAP) Operating Earnings for the full year of 2022 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2022 GAAP Net Income from Continuing Operations	$2.08	$2,054	$917	$576	$380	$608
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	4	—	—	—	—
ERP System Implementation Costs (net of taxes of $0)	—	1	—	—	—	—
Asset Retirement Obligations (net of taxes of $2)	—	(4)	—	—	—	(4)
Asset Impairments (net of taxes of $10)	0.04	38	—	—	38	—
Separation Costs (net of taxes of $10, $4, $2, $2, and $3, respectively)	0.02	24	9	4	4	7
Income Tax-Related Adjustments (entire amount represents tax expense)	0.12	122	—	38	—	3
2022 Adjusted (non-GAAP) Operating Earnings	$2.27	$2,239	$926	$619	$423	$614

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Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2023 and 2022 ranged from 24.0% to 29.0%.

Webcast Information
Exelon will discuss fourth quarter 2023 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon (Nasdaq: EXC) is a Fortune 250 company and the nation’s largest utility company, serving more than 10.5 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). More than 19,500 Exelon employees dedicate their time and expertise to supporting our communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow @Exelon on Twitter | X.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets,
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and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: https://investors.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Feb. 21, 2024.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2022 Annual Report on Form 10-K filed with the SEC in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' Third Quarter 2023 Quarterly Report on Form 10-Q (filed on Nov. 2, 2023) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and, (c) Part I, ITEM 1. Financial Statements: Note 12, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Three Months Ended December 31, 2023
Operating revenues	$2,008	$917	$1,041	$1,411	$(9)	$5,368
Operating expenses
Purchased power and fuel	748	347	387	544	—	2,026
Operating and maintenance	373	217	109	336	(11)	1,024
Depreciation and amortization	358	100	167	249	16	890
Taxes other than income taxes	87	46	80	121	11	345
Total operating expenses	1,566	710	743	1,250	16	4,285
Gain on sales of assets and businesses	—	—	—	9	—	9
Operating income (loss)	442	207	298	170	(25)	1,092
Other income and (deductions)
Interest expense, net	(120)	(53)	(47)	(84)	(148)	(452)
Other, net	24	10	5	28	10	77
Total other income and (deductions)	(96)	(43)	(42)	(56)	(138)	(375)
Income (loss) before income taxes	346	164	256	114	(163)	717
Income taxes	78	11	57	13	(59)	100
Net income (loss)	268	153	199	101	(104)	617
Net income (loss) attributable to common shareholders	$268	$153	$199	$101	$(104)	$617

Three Months Ended December 31, 2022
Operating revenues	$1,225	$1,026	$1,086	$1,342	$(12)	$4,667
Operating expenses
Purchased power and fuel	68	442	474	554	—	1,538
Operating and maintenance	368	288	220	292	69	1,237
Depreciation and amortization	341	95	161	240	15	852
Taxes other than income taxes	84	47	77	114	8	330
Total operating expenses	861	872	932	1,200	92	3,957
Operating income (loss)	364	154	154	142	(104)	710
Other income and (deductions)
Interest expense, net	(106)	(48)	(41)	(75)	(115)	(385)
Other, net	14	8	5	22	52	101
Total other income and (deductions)	(92)	(40)	(36)	(53)	(63)	(284)
Income (loss) before income taxes	272	114	118	89	(167)	426
Income taxes	61	12	5	(1)	(83)	(6)
Net income (loss)	211	102	113	90	(84)	432
Net income (loss) attributable to common shareholders	$211	$102	$113	$90	$(84)	$432

Change in net income (loss) from 2022 to 2023	$57	$51	$86	$11	$(20)	$185

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Twelve Months Ended December 31, 2023
Operating revenues	$7,844	$3,894	$4,027	$6,026	$(64)	$21,727
Operating expenses
Purchased power and fuel	2,816	1,544	1,531	2,348	2	8,241
Operating and maintenance	1,450	1,003	741	1,289	76	4,559
Depreciation and amortization	1,403	397	654	990	62	3,506
Taxes other than income taxes	369	202	319	487	31	1,408
Total operating expenses	6,038	3,146	3,245	5,114	171	17,714
Gain on sales of assets and businesses	—	—	—	9	1	10
Operating income (loss)	1,806	748	782	921	(234)	4,023
Other income and (deductions)
Interest expense, net	(477)	(201)	(182)	(323)	(546)	(1,729)
Other, net	75	36	18	108	171	408
Total other income and (deductions)	(402)	(165)	(164)	(215)	(375)	(1,321)
Income (loss) from continuing operations before income taxes	1,404	583	618	706	(609)	2,702
Income taxes	314	20	133	116	(209)	374
Net income (loss) from continuing operations after income taxes	1,090	563	485	590	(400)	2,328
Net income from discontinued operations after income taxes	—	—	—	—	—	—
Net income (loss)	1,090	563	485	590	(400)	2,328
Net income (loss) attributable to common shareholders	$1,090	$563	$485	$590	$(400)	$2,328

Twelve Months Ended December 31, 2022
Operating revenues	$5,761	$3,903	$3,895	$5,565	$(46)	$19,078
Operating expenses
Purchased power and fuel	1,109	1,535	1,567	2,164	(2)	6,373
Operating and maintenance	1,412	992	877	1,157	235	4,673
Depreciation and amortization	1,323	373	630	938	61	3,325
Taxes other than income taxes	374	202	302	475	37	1,390
Total operating expenses	4,218	3,102	3,376	4,734	331	15,761
Loss on sales of assets and businesses	(2)	—	—	—	—	(2)
Operating income (loss)	1,541	801	519	831	(377)	3,315
Other income and (deductions)
Interest expense, net	(414)	(177)	(152)	(292)	(412)	(1,447)
Other, net	54	31	21	78	351	535
Total other income and (deductions)	(360)	(146)	(131)	(214)	(61)	(912)
Income (loss) from continuing operations before income taxes	1,181	655	388	617	(438)	2,403
Income taxes	264	79	8	9	(11)	349
Net income (loss) from continuing operations after income taxes	917	576	380	608	(427)	2,054
Net income from discontinued operations after income taxes	—	—	—	—	117	117
Net income (loss)	917	576	380	608	(310)	2,171
Net income attributable to noncontrolling interests	—	—	—	—	1	1
Net income (loss) attributable to common shareholders	$917	$576	$380	$608	$(311)	$2,170

Change in net income (loss) from continuing operations 2022 to 2023	$173	$(13)	$105	$(18)	$27	$274
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(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$445	$407
Restricted cash and cash equivalents	482	566
Accounts receivable
Customer accounts receivable	2,659	2,544
Customer allowance for credit losses	(317)	(327)
Customer accounts receivable, net	2,342	2,217
Other accounts receivable	1,101	1,426
Other allowance for credit losses	(82)	(82)
Other accounts receivable, net	1,019	1,344
Inventories, net
Fossil fuel	94	208
Materials and supplies	707	547
Regulatory assets	2,215	1,641
Other	473	406
Total current assets	7,777	7,336
Property, plant, and equipment, net	73,593	69,076
Deferred debits and other assets
Regulatory assets	8,698	8,037
Goodwill	6,630	6,630
Receivable related to Regulatory Agreement Units	3,232	2,897
Investments	251	232
Other	1,365	1,141
Total deferred debits and other assets	20,176	18,937
Total assets	$101,546	$95,349

	December 31, 2023	December 31, 2022
Liabilities and Shareholders' Equity
Current liabilities
Short-term borrowings	$2,523	$2,586
Long-term debt due within one year	1,403	1,802
Accounts payable	2,846	3,382
Accrued expenses	1,375	1,226
Payables to affiliates	5	5
Regulatory liabilities	389	437
Mark-to-market derivative liabilities	74	8
Unamortized energy contract liabilities	8	10
Other	968	1,155
Total current liabilities	9,591	10,611
Long-term debt	39,692	35,272
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,956	11,250
Regulatory liabilities	9,576	9,112
Pension obligations	1,571	1,109
Non-pension postretirement benefit obligations	527	507
Asset retirement obligations	267	269
Mark-to-market derivative liabilities	106	83
Unamortized energy contract liabilities	27	35
Other	2,088	1,967
Total deferred credits and other liabilities	26,118	24,332
Total liabilities	75,791	70,605
Commitments and contingencies
Shareholders’ equity
Common stock	21,114	20,908
Treasury stock, at cost	(123)	(123)
Retained earnings	5,490	4,597
Accumulated other comprehensive loss, net	(726)	(638)
Total shareholders’ equity	25,755	24,744
Total liabilities and shareholders' equity	$101,546	$95,349

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$2,328	$2,171
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	3,506	3,533
Asset impairments	—	48
Gain on sales of assets and businesses	(10)	(8)
Deferred income taxes and amortization of investment tax credits	319	255
Net fair value changes related to derivatives	22	(53)
Net realized and unrealized losses on NDT funds	—	205
Net unrealized losses on equity investments	—	16
Other non-cash operating activities	(335)	370
Changes in assets and liabilities:
Accounts receivable	(37)	(1,222)
Inventories	(45)	(121)
Accounts payable and accrued expenses	(191)	1,318
Option premiums paid, net	—	(39)
Collateral (paid) received, net	(146)	1,248
Income taxes	48	(4)
Regulatory assets and liabilities, net	(439)	(1,326)
Pension and non-pension postretirement benefit contributions	(129)	(616)
Other assets and liabilities	(188)	(905)
Net cash flows provided by operating activities	4,703	4,870
Cash flows from investing activities
Capital expenditures	(7,408)	(7,147)
Proceeds from NDT fund sales	—	488
Investment in NDT funds	—	(516)
Collection of DPP	—	169
Proceeds from sales of assets and businesses	25	16
Other investing activities	8	—
Net cash flows used in investing activities	(7,375)	(6,990)
Cash flows from financing activities
Changes in short-term borrowings	(313)	986
Proceeds from short-term borrowings with maturities greater than 90 days	400	1,300
Repayments on short-term borrowings with maturities greater than 90 days	(150)	(1,500)
Issuance of long-term debt	5,825	6,309
Retirement of long-term debt	(1,713)	(2,073)
Issuance of common stock	140	563
Dividends paid on common stock	(1,433)	(1,334)
Proceeds from employee stock plans	41	36
Transfer of cash, restricted cash, and cash equivalents to Constellation	—	(2,594)
Other financing activities	(114)	(102)
Net cash flows provided by financing activities	2,683	1,591
Increase (decrease) in cash, restricted cash, and cash equivalents	11	(529)
Cash, restricted cash, and cash equivalents at beginning of period	1,090	1,619
Cash, restricted cash, and cash equivalents at end of period	$1,101	$1,090

Exelon
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended December 31, 2023 and 2022
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2022 GAAP Net Income (Loss) from Continuing Operations	$0.43	$211		$102		$113		$90		$(84)	$432
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	—		—		—		—		4	4
Asset Impairments (net of taxes of $0) (1)	—	—		—		1		—		—	1
Separation Costs (net of taxes of $0) (2)	—	—		—		—		—		(1)	(1)
Income Tax-Related Adjustments (entire amount represents tax (expense) (3)	(0.01)	—		—		—		—		(8)	(8)
2022 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.43	$211		$102		$114		$90		$(89)	$428

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$(0.01)	$—	(b)	$(13)		$—	(b)	$—	(b)	$—	$(13)
Load	(0.01)	—	(b)	(2)		—	(b)	(4)	(b)	—	(6)
Distribution and Transmission Rates (4)	0.06	19	(c)	21	(c)	10	(c)	21	(c)	(16)	55
Other Energy Delivery (5)	0.06	54	(c)	(17)	(c)	(7)	(c)	32	(c)	—	62
Operating and Maintenance Expense (6)	0.14	(4)		54		81		(27)		50	154
Pension and Non-Pension Postretirement Benefits	—	2		—		(1)		(4)		—	(3)
Depreciation and Amortization Expense (7)	(0.02)	(12)		(4)		(4)		(4)		—	(24)
Interest Expense and Other (8)	(0.05)	(1)		13		6		(2)		(66)	(50)
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$0.17	$58		$52		$85		$12		$(32)	$175

2023 GAAP Net Income (Loss) from Continuing Operations	$0.62	$268		$153		$199		$101		$(104)	$617
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $6)	(0.02)	—		—		—		—		(17)	(17)
Separation Costs (net of taxes of $1, $0, $0, $0, $0, and $1, respectively) (2)	—	1		1		1		1		(1)	3
2023 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.60	$269		$154		$199		$102		$(121)	$603
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2023 and 2022 ranged from 24.0% to 29.0%.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate and energy efficiency formula, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects costs related to the impairment of an office building at BGE, which are recorded in Operating and maintenance expense.
(2)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense.
(3)In 2022, in connection with the separation, Exelon recorded an income tax benefit related to deductible transaction costs.
(4)For ComEd, reflects an increase in distribution revenues due to higher allowed electric distribution ROE driven by an increase in treasury rates. For PECO, reflects an increase in revenue primarily due to higher gas distribution rates charged to customers, coupled with higher overall effective rates for both electric and gas attributable to decreased usage. For BGE, reflects an increase in revenue due to distribution rate increases. For PHI, reflects an increase in revenue primarily due to distribution and transmission rate increases. For Corporate, reflects an increase in realized losses from hedging activity.
(5)For ComEd, primarily reflect an increase in electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs. For PECO, reflects a decrease in transmission and energy efficiency revenues due to regulatory required programs. For PHI, reflects higher revenues due to certain EDIT benefits being fully amortized and passed through to customers, which is fully offset in Interest expense and Other. For PHI, also reflects higher transmission revenues due to increased Income taxes, Depreciation and amortization, and Operating and maintenance expense, which are fully offset in a combination of Operating and maintenance expense, Depreciation and amortization expense, and Interest expense and Other.
(6)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For PECO, primarily reflects a decrease in other operating expenses, a decrease in program costs related to regulatory required programs, and a decrease in storm costs. For BGE, primarily reflects a decrease in other operating expense due to favorable impacts from the multi-year plan reconciliations. For PHI, primarily reflects an increase in contracting costs primarily due to the ACE employee strike. For Corporate, primarily reflects a decrease in Operating and maintenance expense with an offsetting decrease in other income for costs billed to Constellation for services provided by Exelon through the Transition Services Agreement (TSA).
(7)Reflects ongoing capital expenditures across all utilities and higher depreciation rates effective January 2023 for ComEd.
(8)For PHI, primarily reflects higher income tax expense due to certain EDIT benefits being fully amortized and passed through to customers, with an offsetting increase in Other energy delivery. For Corporate, primarily reflects a decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA with an offsetting decrease in Operating and maintenance expense.

Exelon
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Twelve Months Ended December 31, 2023 and 2022
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2022 GAAP Net Income (Loss) from Continuing Operations	$2.08	$917		$576		$380		$608		$(427)	$2,054
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	—		—		—		—		4	4
ERP System Implementation Costs (net of taxes of $0 ) (1)	—	—		—		—		—		1	1
Asset Retirement Obligations (net of taxes of $2)	—	—		—		—		(4)		—	(4)
Asset Impairments (net of taxes of $10) (2)	0.04	—		—		38		—		—	38
Separation Costs (net of taxes of $4, $2, $2, $3, and $10, respectively) (3)	0.02	9		4		4		7		—	24
Income Tax-Related Adjustments (entire amount represents tax expense) (4)	0.12	—		38		—		3		81	122
2022 Adjusted (non-GAAP) Operating Earnings (Loss)	$2.27	$926		$619		$423		$614		$(343)	$2,239

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$(0.12)	$—	(b)	$(105)		$—	(b)	$(12)	(b)	$—	$(117)
Load	(0.01)	—	(b)	2		—	(b)	(8)	(b)	—	(6)
Distribution and Transmission Rates (5)	0.28	117	(c)	62	(c)	42	(c)	80	(c)	(16)	285
Other Energy Delivery (6)	0.29	162	(c)	28	(c)	(10)	(c)	109	(c)	—	289
Operating and Maintenance Expense (7)	0.07	(37)		(10)		67		(51)		104	73
Pension and Non-Pension Postretirement Benefits	(0.02)	9		2		(4)		(16)		(13)	(22)
Depreciation and Amortization Expense (8)	(0.12)	(57)		(18)		(13)		(28)		(3)	(119)
Interest Expense and Other (9)	(0.25)	(12)		(14)		(16)		(64)		(139)	(245)
Share Differential (10)	(0.02)	—		—		—		—		—	—
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$0.11	$182		$(53)		$66		$10		$(67)	$138

2023 GAAP Net Income (Loss) from Continuing Operations	$2.34	$1,090		$563		$485		$590		$(400)	$2,328
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	—		—		—		—		(4)	(4)
Change in Environmental Liabilities (net of taxes of $8)	0.03	—		—		—		29		—	29
Asset Retirement Obligations (net of taxes of $1)	—	—		—		—		(1)		—	(1)
SEC Matter Loss Contingency (net of taxes of $0)	0.05	—		—		—		—		46	46
Separation Costs (net of taxes of $3, $1, $1, $2, and $7, respectively) (3)	0.02	8		4		4		6		—	22
Change in FERC Audit Liability (net of taxes of $4)	0.01	11		—		—		—		—	11
Income Tax-Related Adjustments (entire amount represents tax expense) (4)	(0.05)	—		—		—		—		(54)	(54)
2023 Adjusted (non-GAAP) Operating Earnings (Loss)	$2.38	$1,108		$566		$489		$624		$(410)	$2,377
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2023 and 2022 ranged from 24.0% to 29.0%.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate and energy efficiency formula, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation, which are recorded in Operating and maintenance expense.
(2)Reflects costs related to the impairment of an office building at BGE, which are recorded in Operating and maintenance expense.
(3)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense and Other, net.
(4)In 2022, for PECO, primarily reflects an adjustment to exclude one-time non-cash impacts associated with the remeasurement of deferred income taxes as a result of the reduction in Pennsylvania corporate income tax rate. For Corporate, in connection with the separation, Exelon recorded an income tax expense primarily due to the long-term marginal state income tax rate change, the recognition of valuation allowances against the net deferred tax assets positions for certain standalone state filing jurisdictions, and nondeductible transaction costs partially offset by a one-time impact associated with a state tax benefit. In 2023, reflects the adjustment to state deferred income taxes due to changes in forecasted apportionment.

(5)For ComEd, reflects an increase in distribution revenues due to higher allowed electric distribution ROE driven by an increase in treasury rates and higher rate base. For PECO, reflects an increase in revenue primarily due to higher gas distribution rates charged to customers, coupled with higher overall effective rates for both electric and gas attributable to decreased usage. For BGE, reflects an increase in revenue due to distribution and transmission rate increases. For PHI, reflects an increase in revenue primarily due to distribution and transmission rate increases. For Corporate, reflects an increase in realized losses from hedging activity.
(6)For ComEd, reflects an increase in electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs and also reflects carrying costs related to the CMC regulatory assets. For PECO, reflects an increase in transmission and energy efficiency revenues due to regulatory required programs. For PHI, primarily reflects higher revenues due to certain EDIT benefits being fully amortized and passed through to customers, which is fully offset in Interest expense and Other and the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable. For PHI, also reflects higher transmission revenues due to increased Income taxes, Depreciation and amortization, and Operating and maintenance expense, which are fully offset in a combination of Operating and maintenance expense, Depreciation and amortization expense, and Interest expense and Other.
(7)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For ComEd, reflects an increase in credit loss expense. For PECO, primarily reflects an increase in storm costs, an increase in program costs related to regulatory required programs, partially offset by a decrease in other operating expenses. For BGE, primarily reflects a decrease due to favorable impacts resulting from the multi-year plan reconciliations, partially offset by an increase in storm costs. For PHI, reflects an increase in contracting costs primarily due to the ACE employee strike. For Corporate, includes the following three items: 1) a decrease in Operating and maintenance expense with an offsetting decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA, 2) lower BSC costs that were historically allocated to Generation but are presented as part of continuing operations in Exelon’s results as these costs do not qualify as expenses of the discontinued operations per the accounting rules (2023 includes no costs compared to one month of costs for the period prior to the separation for 2022), and 3) an increase in costs for DPA related matters.
(8)Reflects ongoing capital expenditures across all utilities and higher depreciation rates effective January 2023 for ComEd. For PHI, includes the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable in Other Energy Delivery.
(9)For PHI, primarily reflects higher income tax expense due to certain EDIT benefits being fully amortized and passed through to customers, with an offsetting increase in Other energy delivery. For Corporate, primarily reflects a decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA with an offsetting decrease in Operating and maintenance expense, partially offset by an increase in other income for the proposed settlement of the DPA related derivative claims.
(10)Reflects the impact on earnings per share due to the increase in Exelon's average diluted common shares outstanding as a result of the August 2022 common stock issuance.

ComEd Statistics
Three Months Ended December 31, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	5,806	5,984	(3.0)%	(1.4)%	$821	$695	18.1%
Small commercial & industrial	6,852	7,061	(3.0)%	(1.1)%	494	220	124.5%
Large commercial & industrial	6,607	6,543	1.0%	1.2%	271	(43)	(730.2)%
Public authorities & electric railroads	233	250	(6.8)%	(4.4)%	18	7	157.1%
Other(b)	—	—	n/a	n/a	250	237	5.5%
Total electric revenues(c)	19,498	19,838	(1.7)%	(0.5)%	1,854	1,116	66.1%
Other Revenues(d)					154	110	40.0%
Total Electric Revenues					$2,008	$1,226	63.8%
Purchased Power					$748	$68	1,000.0%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,747	2,091	2,139	(16.5)%	(18.3)%
Cooling Degree-Days	56	19	14	194.7%	300.0%

Twelve Months Ended December 31, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	26,023	27,819	(6.5)%	(2.9)%	$3,565	$3,304	7.9%
Small commercial & industrial	28,706	29,766	(3.6)%	(2.0)%	1,857	1,173	58.3%
Large commercial & industrial	26,708	26,904	(0.7)%	(0.2)%	824	5	16,380.0%
Public authorities & electric railroads	855	909	(5.9)%	(4.7)%	51	29	75.9%
Other(b)	—	—	n/a	n/a	965	955	1.0%
Total electric revenues(c)	82,292	85,398	(3.6)%	(1.8)%	7,262	5,466	32.9%
Other Revenues(d)					582	295	97.3%
Total Electric Revenues					$7,844	$5,761	36.2%
Purchased Power					$2,816	$1,109	153.9%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	5,014	6,044	5,968	(17.0)%	(16.0)%
Cooling Degree-Days	1,145	1,174	1,002	(2.5)%	14.3%

Number of Electric Customers	2023	2022
Residential	3,744,213	3,723,282
Small commercial & industrial	391,675	391,298
Large commercial & industrial	1,877	1,890
Public authorities & electric railroads	4,807	4,858
Total	4,142,572	4,121,328
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $2 million for the three months ended December 31, 2023 and 2022, respectively, and $16 million and $16 million for the twelve months ended December 31, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended December 31, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,076	3,175	(3.1)%	(0.3)%	$473	$488	(3.1)%
Small commercial & industrial	1,751	1,812	(3.4)%	(1.0)%	111	135	(17.8)%
Large commercial & industrial	3,240	3,355	(3.4)%	(2.6)%	53	70	(24.3)%
Public authorities & electric railroads	142	149	(4.7)%	(5.1)%	7	7	—%
Other(b)	—	—	n/a	n/a	79	69	14.5%
Total electric revenues(c)	8,209	8,491	(3.3)%	(1.4)%	723	769	(6.0)%
Other Revenues(d)					(5)	6	(183.3)%
Total Electric Revenues					718	775	(7.4)%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	12,145	13,895	(12.6)%	(1.6)%	138	177	(22.0)%
Small commercial & industrial	6,801	7,211	(5.7)%	(1.6)%	49	61	(19.7)%
Large commercial & industrial	12	11	9.1%	0.1%	—	—	n/a
Transportation	6,259	6,503	(3.8)%	(2.5)%	7	7	—%
Other(f)	—	—	n/a	n/a	5	5	—%
Total natural gas revenues(g)	25,217	27,620	(8.7)%	(1.8)%	199	250	(20.4)%
Other Revenues(d)					—	1	(100.0)%
Total Natural Gas Revenues					199	251	(20.7)%
Total Electric and Natural Gas Revenues					$917	$1,026	(10.6)%
Purchased Power and Fuel					$347	$442	(21.5)%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,351	1,503	1,534	(10.1)%	(11.9)%
Cooling Degree-Days	48	18	32	166.7%	50.0%

Twelve Months Ended December 31, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	13,262	14,379	(7.8)%	0.5%	$2,090	$2,026	3.2%
Small commercial & industrial	7,367	7,701	(4.3)%	(0.3)%	526	521	1.0%
Large commercial & industrial	13,638	14,046	(2.9)%	(0.8)%	249	299	(16.7)%
Public authorities & electric railroads	606	638	(5.0)%	(5.0)%	30	30	—%
Other(b)	—	—	n/a	n/a	298	271	10.0%
Total electric revenues(c)	34,873	36,764	(5.1)%	(0.3)%	3,193	3,147	1.5%
Other Revenues(d)					9	18	(50.0)%
Total Electric Revenues					3,202	3,165	1.2%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	35,842	42,135	(14.9)%	(3.2)%	473	512	(7.6)%
Small commercial & industrial	21,182	23,449	(9.7)%	(1.7)%	172	186	(7.5)%
Large commercial & industrial	51	31	64.5%	2.7%	1	—	n/a
Transportation	23,741	25,011	(5.1)%	(2.4)%	27	26	3.8%
Other(f)	—	—	n/a	n/a	17	12	41.7%
Total natural gas revenues(g)	80,816	90,626	(10.8)%	(2.6)%	690	736	(6.3)%
Other Revenues(d)					2	2	100.0%
Total Natural Gas Revenues					692	738	(6.2)%
Total Electric and Natural Gas Revenues					$3,894	$3,903	(0.2)%
Purchased Power and Fuel					$1,544	$1,535	0.6%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	3,587	4,135	4,399	(13.3)%	(18.5)%
Cooling Degree-Days	1,345	1,743	1,440	(22.8)%	(6.6)%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	1,535,927	1,525,635	Residential	507,197	502,944
Small commercial & industrial	156,248	155,576	Small commercial & industrial	45,001	44,957
Large commercial & industrial	3,127	3,121	Large commercial & industrial	9	9
Public authorities & electric railroads	10,417	10,393	Transportation	627	655
Total	1,705,719	1,694,725	Total	552,834	548,565
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $3 million and $2 million for the three months ended December 31, 2023 and 2022, respectively, and $7 million and $7 million for the twelve months ended December 31, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling less than $1 million and less than $1 million for the three months ended December 31, 2023 and 2022, respectively, and $2 million and less than $1 million for the twelve months ended December 31, 2023 and 2022, respectively.

BGE Statistics
Three Months Ended December 31, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	2,864	3,038	(5.7)%	—%	$457	$406	12.6%
Small commercial & industrial	633	655	(3.4)%	(0.5)%	79	88	(10.2)%
Large commercial & industrial	3,032	3,123	(2.9)%	(1.2)%	116	148	(21.6)%
Public authorities & electric railroads	51	49	4.1%	(1.6)%	7	7	—%
Other(b)	—	—	n/a	n/a	98	101	(3.0)%
Total electric revenues(c)	6,580	6,865	(4.2)%	(0.6)%	757	750	0.9%
Other Revenues(d)					29	(1)	(3,000.0)%
Total Electric Revenues					786	749	4.9%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	11,769	13,569	(13.3)%	(1.9)%	163	229	(28.8)%
Small commercial & industrial	2,571	2,999	(14.3)%	(5.4)%	27	35	(22.9)%
Large commercial & industrial	11,221	11,777	(4.7)%	(0.5)%	43	55	(21.8)%
Other(f)	1,668	1,735	(3.9)%	n/a	10	20	(50.0)%
Total natural gas revenues(g)	27,229	30,080	(9.5)%	(1.7)%	243	339	(28.3)%
Other Revenues(d)					12	(2)	(700.0)%
Total Natural Gas Revenues					255	337	(24.3)%
Total Electric and Natural Gas Revenues					$1,041	$1,086	(4.1)%
Purchased Power and Fuel					$387	$474	(18.4)%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,395	1,595	1,633	(12.5)%	(14.6)%
Cooling Degree-Days	42	20	29	110.0%	44.8%

Twelve Months Ended December 31, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	12,026	13,024	(7.7)%	(0.2)%	$1,765	$1,564	12.9%
Small commercial & industrial	2,638	2,781	(5.1)%	(0.7)%	331	327	1.2%
Large commercial & industrial	12,844	13,213	(2.8)%	(1.2)%	528	567	(6.9)%
Public authorities & electric railroads	204	201	1.5%	0.3%	29	27	7.4%
Other(b)	—	—	n/a	n/a	402	398	1.0%
Total electric revenues(c)	27,712	29,219	(5.2)%	(0.7)%	3,055	2,883	6.0%
Other Revenues(d)					54	(12)	(550.0)%
Total Electric Revenues					3,109	2,871	8.3%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	34,724	41,951	(17.2)%	0.1%	568	678	(16.2)%
Small commercial & industrial	8,276	9,894	(16.4)%	(4.0)%	100	111	(9.9)%
Large commercial & industrial	40,006	43,631	(8.3)%	3.0%	161	183	(12.0)%
Other(f)	3,361	7,206	(53.4)%	n/a	37	68	(45.6)%
Total natural gas revenues(g)	86,367	102,682	(15.9)%	(1.7)%	866	1,040	(16.7)%
Other Revenues(d)					52	(16)	(425.0)%
Total Natural Gas Revenues					918	1,024	(10.4)%
Total Electric and Natural Gas Revenues					$4,027	$3,895	3.4%
Purchased Power and Fuel					$1,531	$1,567	(2.3)%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	3,590	4,333	4,575	(17.1)%	(21.5)%
Cooling Degree-Days	960	1,010	912	(5.0)%	5.3%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	1,211,889	1,204,429	Residential	657,823	655,373
Small commercial & industrial	115,787	115,524	Small commercial & industrial	37,993	38,207
Large commercial & industrial	13,072	12,839	Large commercial & industrial	6,309	6,233
Public authorities & electric railroads	261	266	Total	702,125	699,813
Total	1,341,009	1,333,058
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $2 million for the three months ended December 31, 2023 and 2022, respectively, and $6 million and $7 million for the twelve months ended December 31, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended December 31, 2023 and 2022, respectively, and $3 million and $8 million for the twelve months ended December 31, 2023 and 2022.

Pepco Statistics
Three Months Ended December 31, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	1,535	1,772	(13.4)%	(3.9)%	$282	$250	12.8%
Small commercial & industrial	240	258	(7.0)%	(3.4)%	42	38	10.5%
Large commercial & industrial	3,195	3,298	(3.1)%	(2.1)%	249	277	(10.1)%
Public authorities & electric railroads	186	166	12.0%	12.3%	10	9	11.1%
Other(b)	—	—	n/a	n/a	70	51	37.3%
Total electric revenues(c)	5,156	5,494	(6.2)%	(2.3)%	653	625	4.5%
Other Revenues(d)					(3)	(13)	(76.9)%
Total Electric Revenues					$650	$612	6.2%
Purchased Power					$224	$228	(1.8)%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,190	1,376	1,328	(13.5)%	(10.4)%
Cooling Degree-Days	72	25	51	188.0%	41.2%

Twelve Months Ended December 31, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	7,625	8,162	(6.6)%	(0.8)%	$1,236	$1,076	14.9%
Small commercial & industrial	1,071	1,113	(3.8)%	(1.0)%	176	155	13.5%
Large commercial & industrial	13,494	13,797	(2.2)%	(0.6)%	1,087	1,083	0.4%
Public authorities & electric railroads	628	617	1.8%	2.4%	34	34	—%
Other(b)	—	—	n/a	n/a	258	208	24.0%
Total electric revenues(c)	22,818	23,689	(3.7)%	(0.6)%	2,791	2,556	9.2%
Other Revenues(d)					33	(25)	(232.0)%
Total Electric Revenues					$2,824	$2,531	11.6%
Purchased Power					$974	$834	16.8%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	3,030	3,732	3,765	(18.8)%	(19.5)%
Cooling Degree-Days	1,643	1,746	1,744	(5.9)%	(5.8)%

Number of Electric Customers	2023	2022
Residential	866,018	856,037
Small commercial & industrial	54,142	54,339
Large commercial & industrial	22,941	22,841
Public authorities & electric railroads	208	197
Total	943,309	933,414
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $4 million and $1 million for the three months ended December 31, 2023 and 2022, respectively, and $9 million and $5 million for the twelve months ended December 31, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended December 31, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	1,139	1,189	(4.2)%	(3.6)%	$201	$180	11.7%
Small commercial & industrial	526	553	(4.9)%	(5.1)%	57	63	(9.5)%
Large commercial & industrial	994	1,043	(4.7)%	(4.9)%	28	37	(24.3)%
Public authorities & electric railroads	13	11	18.2%	11.9%	5	4	25.0%
Other(b)	—	—	n/a	n/a	64	60	6.7%
Total electric revenues(c)	2,672	2,796	(4.4)%	(4.3)%	355	344	3.2%
Other Revenues(d)					5	(5)	(200.0)%
Total Electric Revenues					360	339	6.2%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	2,544	2,899	(12.2)%	(9.3)%	34	49	(30.6)%
Small commercial & industrial	1,168	1,294	(9.7)%	(6.4)%	13	20	(35.0)%
Large commercial & industrial	420	438	(4.1)%	(4.1)%	1	3	(66.7)%
Transportation	1,654	1,762	(6.1)%	(4.9)%	5	4	25.0%
Other(g)	—	—	n/a	n/a	2	4	(50.0)%
Total natural gas revenues	5,786	6,393	(9.5)%	(7.1)%	55	80	(31.3)%
Other Revenues(f)					—	—	n/a
Total Natural Gas Revenues					55	80	(31.3)%
Total Electric and Natural Gas Revenues					$415	$419	(1.0)%
Purchased Power and Fuel					$176	$199	(11.6)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,451	1,547	1,543	(6.2)%	(6.0)%
Cooling Degree-Days	32	13	34	146.2%	(5.9)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,540	1,600	1,643	(3.8)%	(6.3)%

Twelve Months Ended December 31, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	5,132	5,446	(5.8)%	(1.4)%	$827	$750	10.3%
Small commercial & industrial	2,291	2,362	(3.0)%	(1.8)%	246	235	4.7%
Large commercial & industrial	4,132	4,250	(2.8)%	(1.7)%	126	137	(8.0)%
Public authorities & electric railroads	44	44	—%	(0.2)%	16	15	6.7%
Other(b)	—	—	n/a	n/a	250	227	10.1%
Total rate-regulated electric revenues(c)	11,599	12,102	(4.2)%	(1.6)%	1,465	1,364	7.4%
Other Revenues(d)					18	(7)	(357.1)%
Total Electric Revenues					1,483	1,357	9.3%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	7,326	8,709	(15.9)%	(6.4)%	122	127	(3.9)%
Small commercial & industrial	3,660	4,176	(12.4)%	(2.1)%	53	55	(3.6)%
Large commercial & industrial	1,588	1,697	(6.4)%	(6.4)%	4	12	(66.7)%
Transportation	6,004	6,696	(10.3)%	(7.1)%	16	15	6.7%
Other(f)	—	—	n/a	n/a	10	29	(65.5)%
Total rate-regulated natural gas revenues	18,578	21,278	(12.7)%	(5.7)%	205	238	(13.9)%
Other Revenues(d)					—	—	n/a
Total Natural Gas Revenues					205	238	(13.9)%
Total Electric and Natural Gas Revenues					$1,688	$1,595	5.8%
Purchased Power and Fuel					$737	$706	4.4%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	3,674	4,271	4,434	(14.0)%	(17.1)%
Cooling Degree-Days	1,291	1,405	1,303	(8.1)%	(0.9)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	3,845	4,428	4,662	(13.2)%	(17.5)%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	485,713	481,688	Residential	129,903	129,502
Small commercial & industrial	64,220	63,738	Small commercial & industrial	10,133	10,144
Large commercial & industrial	1,260	1,235	Large commercial & industrial	14	17
Public authorities & electric railroads	593	597	Transportation	163	156
Total	551,786	547,258	Total	140,213	139,819
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $3 million and $1 million for the three months ended December 31, 2023 and 2022, and $8 million and $6 million for the twelve months ended December 31, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended December 31, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	892	838	6.4%	2.1%	$182	$152	19.7%
Small commercial & industrial	324	320	1.3%	0.3%	49	47	4.3%
Large commercial & industrial	673	707	(4.8)%	(5.3)%	43	50	(14.0)%
Public authorities & electric railroads	10	13	(23.1)%	(18.9)%	4	4	—%
Other(b)	—	—	n/a	n/a	66	63	4.8%
Total electric revenues(c)	1,899	1,878	1.1%	(1.1)%	344	316	8.9%
Other Revenues(d)					6	(5)	(220.0)%
Total Electric Revenues					$350	$311	12.5%
Purchased Power					$144	$127	13.4%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,485	1,623	1,555	(8.5)%	(4.5)%
Cooling Degree-Days	22	12	30	83.3%	(26.7)%

Twelve Months Ended December 31, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	4,013	4,131	(2.9)%	(1.8)%	$782	$764	2.4%
Small commercial & industrial	1,551	1,499	3.5%	4.2%	229	217	5.5%
Large commercial & industrial	3,128	3,103	0.8%	1.3%	207	202	2.5%
Public authorities & electric railroads	44	47	(6.4)%	(6.6)%	17	15	13.3%
Other(b)	—	—	n/a	n/a	260	252	3.2%
Total electric revenues(c)	8,736	8,780	(0.5)%	0.3%	1,495	1,450	3.1%
Other Revenues(d)					27	(19)	(242.1)%
Total Electric Revenues					$1,522	$1,431	6.4%
Purchased Power					$637	$624	2.1%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	4,043	4,629	4,591	(12.7)%	(11.9)%
Cooling Degree-Days	1,029	1,243	1,214	(17.2)%	(15.2)%

Number of Electric Customers	2023	2022
Residential	504,919	502,247
Small commercial & industrial	62,646	62,246
Large commercial & industrial	2,909	3,051
Public authorities & electric railroads	727	734
Total	571,201	568,278
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling less than $1 million for both the three months ended December 31, 2023 and 2022, respectively, and $2 million for both the twelve months ended December 31, 2023 and 2022.
(d)Includes alternative revenue programs.